THE OFFER AND SALE OF THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

BOOMER NATURALS, INC. CONVERTIBLE PROMISSORY NOTE

$60,000 October 7, 2019

shall equal the outstanding principal amount hereof, together with interest from the date of this Convertible Promissory Note (this “Note”) on the unpaid principal balance at a rate equal to 1.25% per month simple interest on the principal balance. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) October 6, 2020 (the “Maturity Date”), or (ii) when, upon the occurrence and during the continuance of an Event of Default, such amounts are declared due and payable by Investor or made automatically due and payable, in each case, in accordance with the terms hereof.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1.	Payments/Share Grant.

(a)             Interest. Accrued interest on this Note shall be paid on the Maturity Date.

(b)            Prepayment. This Note may be not be prepaid without consent of Investor. If Lender agrees to prepayment, Investor shall receive the benefit of the terms hereunder as if the Loan remained outstanding for One Hundred Twenty (120) days. Company shall repay loan within Sixty (60) Days if it completes its Series A financing by that time.

(c)             Share Grant. Investor shall receive One (1) share of Company Common Stock for every One Dollar ($1.00) of principal loaned hereunder.

(d)            Taxes. On or before April 15. 2020, Company shall reimburse Investor for all tax liabilities arising from committing an early withdrawal from Investor’s retirement fund.

2.               Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)             Failure to Pay. The Company shall fail to pay (i) when due any principal payment on the due date hereunder or (ii) any interest payment or other payment required under the terms of this Note on the date due and such payment shall not have been made within Five (5) Business Days of the Company’s receipt of written notice to the Company of such failure to pay; or

(b)            Breaches of Covenants. The Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note (other than those specified in Section 2(a)) and such failure shall continue for ten (10) business days after the Company’s receipt of written notice to the Company of such failure; or

(c)             Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Company to Investor in writing in connection with this Note or as an inducement to Investor to enter into this Note shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

(d)            Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

(e)             Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or its subsidiaries, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 45 days of commencement.

3.               Rights of Investor upon Default. Upon the occurrence of any Event of Default (other than an Event of Default described in Sections 2(d) or 2(e)) and at any time thereafter during the continuance of such Event of Default, Investor may, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence of any Event of Default described in Sections 2(d) and 2(e), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, Investor may exercise any other right power or remedy permitted by law, either by suit in equity or by action at law, or both.

4.	Conversion.

(a)             Conversion. At any time prior to the Maturity Date of this Note, unless prepaid pursuant to Section 1(b) of this Note, all or a portion of the outstanding principal amount of this Note and all or a portion of accrued and unpaid interest on this Note and all taxes to be reimbursed shall be convertible at the option of Investor into fully paid and nonassessable shares of the Company’s Common Stock (the “Common Stock”) at a price per share equal to the Conversion Price if said election is made within the four month anniversary of execution of this Note or the Adjusted Conversion Price if said election is made following the four month anniversary of execution of this Note; unless the Company has failed to become public, in which case the option to convert at the Conversion Price shall be extended until the Company becomes publicly traded.

(b) Conversion Pursuant to Section 4(a). Before Investor shall be entitled to convert this Note into shares of Common Stock, it shall surrender this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) and give written notice to the Company at its principal corporate office of the election to convert the same pursuant to Section 4(a), and shall state therein the amount of the unpaid principal amount of this Note to be converted. Upon such conversion of this Note, Investor hereby agrees to execute and deliver to the Company a purchase agreement and other ancillary agreements, with customary representations and warranties and transfer restrictions (including, without limitation, a 180-day lock-up agreement in connection with an initial public offering). The Company shall, as soon as practicable thereafter, issue and deliver to such Investor a certificate or certificates for the number of shares to which Investor shall be entitled upon such conversion. Any conversion of this Note pursuant shall be deemed to have been made upon the satisfaction of all of the conditions set forth in this Section 4(b) and on and after such date the Persons entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder of such shares.

(c)	Notices of Record Date. In the event of:

(i)         Any taking by Company of a record of the holders of any class of securities of Company for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

(ii)         Any capital reorganization of Company, any reclassification or recapitalization of the capital stock of Company or any transfer of all or substantially all of the assets of Company to any other Person or any consolidation or merger involving Company; or

Company,

(iii)	Any voluntary or involuntary dissolution, liquidation or winding-up of

Company will mail to Investor at least ten (10) days prior to the earliest date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of such dividend, distribution or right; and (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

5.               Guarantors. The obligations under this Note shall be jointly and severally guaranteed by Whale Sports Inc., a Nevada corporation (collectively, the “Guarantors”). In the event Company fails to pay all principal and interest by the Maturity Date, the Guarantors shall be liable for all amounts due hereunder within sixty (60) days of the Maturity Date.

Definitions. As used in this Note, the following capitalized terms have the following meanings: “Adjusted Conversion Price” shall mean Two Dollars ($2.00) per share. “Conversion Price” shall mean One Dollar ($1.00) per share.

“Equity Securities” shall mean shares of the Company’s Common Stock; provided, however, that the following shall not be deemed to be Equity Securities: (i) Common Stock or options to purchase Common Stock issued, sold or granted pursuant to the Company’s incentive plans or otherwise provided as compensation to service providers; (ii) securities issued in the Company’s initial public offering;

(iii) securities issued to banks pursuant to a commercial loan transaction; and (iv) securities issued pursuant to the acquisition of another corporation by the Company or a joint venture transaction approved by the Board of Directors.

“Event of Default” has the meaning given in Section 2 hereof.

“Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

“Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance.

“New Securities” shall mean Equity Securities and notes convertible into Equity Securities issued in any Non-Qualified Financing.

“Non-Qualified Financing” is any transaction or series of transactions following the date of the Purchase Agreement but prior to a Qualified Financing (and which do not constitute any part of such Qualified Financing), pursuant to which the Company issues and sells, with the principal purpose of raising capital (a) shares of its Equity Securities for aggregate gross proceeds of less than $20,000,000 (excluding all proceeds from the incurrence of indebtedness that is converted into such Equity Securities or otherwise cancelled in consideration for the issuance of such Equity Securities); or (b) notes convertible into Equity Securities (excluding notes issued in consideration for the cancellation of indebtedness).

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Qualified Financing” is a transaction or series of transactions pursuant to which the Company issues and sells shares of its Equity Securities for aggregate gross proceeds of at least $20,000,000 (excluding all proceeds from the incurrence of indebtedness that is converted into such Equity Securities or otherwise cancelled in consideration for the issuance of such Equity Securities) with the principal purpose of raising capital.

“Securities Act” shall mean the Securities Act of 1933, as amended.

6.	Miscellaneous.

(a)             Successors and Assigns; Transfer of this Note or Securities Issuable on Conversion Hereof; No Transfers to Bad Actors; Notice of Bad Actor Status.

(i)         Subject to the restrictions on transfer described in Section 6(e) and (f) of the Purchase Agreement, the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(ii)         With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Investor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Investor’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Investor that Investor may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to Section 6(e) and (f) of the Purchase Agreement that the opinion of counsel for Investor, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Investor promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company as provided in the Purchase Agreement. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue, and the Company shall not be affected by notice to the contrary.

(iii)         Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Investor.

(iv)         Investor agrees not to sell, assign, transfer, pledge or otherwise dispose of any securities of the Company, or any beneficial interest therein, to any person (other than the Company) unless and until the proposed transferee confirms to the reasonable satisfaction of the Company that neither the proposed transferee nor any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members nor any person that would be deemed a beneficial owner of those securities (in accordance with Rule 506(d) of the Securities Act) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act, except as set forth in Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the transfer, in writing in reasonable detail to the Company. Investor will promptly notify the Company in writing if Investor or, to Investor’s knowledge, any person specified in Rule 506(d)(1) under the Securities Act becomes subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act.

(b)            Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and Investor.

(c)             Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Purchase Agreement, or at such other address or facsimile number as the Company shall have furnished to Investor in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation),

(i)	one business day after being deposited with an overnight courier service of recognized standing or
(ii)	four days after being deposited in the U.S. mail, first class with postage prepaid.

(d)            Payment. Unless converted into the Company’s equity securities pursuant to the terms hereof, payment shall be made in lawful tender of the United States.

(e)             Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

(f)             Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

(g)            Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions of the State of Nevada, or of any other state.

(h)            Waiver of Jury Trial. By acceptance of this Note, Investor hereby agrees and the Company hereby agrees to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note.

The Company has caused this Note to be issued as of the date first written above.

Boomer Naturals Inc.

a Nevada corporation

________________________

By: Daniel Capri

Title: President

GUARANTORS:

Whale Sports Inc.

a Nevada corporation

/s/ Daniel Capri

By: Daniel Capri

Title: President